Exhibit 5.1

October 12, 2018

To:

UroGen Pharma Ltd.

9 Ha’Ta’asiya Street

Ra’anana 4365007

Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to UroGen Pharma Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to an $250,000,000 aggregate amount of any of all the following securities (the “Securities”): (i) ordinary shares, par value NIS 0.01 per share, of the Company (“Ordinary Shares”), (ii) warrants to purchase Ordinary Shares (“Warrants”), (iii) subscription rights (“Subscription Rights”) to purchase Ordinary Shares and/or (iv) units comprised of one or more of the securities that are offered under the Prospectus (“Units”).

We advise you that we have also examined (i) the sales agreement prospectus filed, together with the Registration Statement and Prospectus, with the Commission on October 12, 2018 (the “Sales Agreement Prospectus”) relating to the sale by the Company through Jefferies LLC, as the sales agent (the “Sales Agent”), from time to time Ordinary Shares (the “Placement Shares”) having an aggregate maximum offering price of up to $100,000,000 pursuant to the Registration Statement and the Sales Agreement Prospectus for the sale of the Placement Shares included in the Registration Statement, and (ii) that certain Open Market Sales AgreementSM, dated as of October 12, 2018, by and between the Company and the Sales Agent (the “Sales Agreement”).

The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”). The Subscription Rights will be issued under a subscription rights agreement (the “Subscription Rights Agreement”) between the Company and a rights agent (the “Rights Agent”). The Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”).

In connection herewith, we have examined originals or copies, satisfactory to us, of the Company’s Amended and Restated Articles of Association and resolutions of the Board of Directors, and we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We also have assumed that: (1) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; (2) at the time of execution, issuance and delivery of any Subscription Rights, the related Subscription Rights Agreement will be the valid and legally binding obligation of the Rights Agent, enforceable against such party in accordance with its terms; and (3) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent; (2) at the time of execution, issuance and delivery of any Subscription Rights, the related Subscription Rights Agreement will have been duly authorized, executed and delivered by the Company and the Rights Agent; (3) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent; and (4) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

For the purpose of the opinions expressed below, we have assumed further that after the issuance of the Ordinary Shares pursuant to the Registration Statement, the total number of issued Ordinary Shares, together with the total number of Ordinary Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the authorized share capital under the Company’s Amended and Restated Articles of Association.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.

With respect to the Ordinary Shares underlying the Ordinary Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, as the case may be, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable convertible Securities, if any, such Ordinary Shares will be validly issued, fully paid and non-assessable.

2.

With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the related Warrant Agreement, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

3.

With respect to the Subscription Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Subscription Rights, the related Subscription Rights Agreement and the Ordinary Shares underlying the Subscription Rights, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of such Subscription Rights upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Subscription Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

4.

With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and otherwise in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of Warrants and (ii) Subscription Rights Agreement, in case of Subscription Rights, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements to the extent governed by Israeli law.

5.

The Placement Shares, to be issued and sold by the Company, when issued, sold and delivered in the manner of and for consideration (of not less than par value per share of the Ordinary Shares) in the manner contemplated by the Sales Agreement and in accordance with the resolutions duly adopted and to be duly adopted by the board of directors with respect to the offer, sale and issuance of the Placement Shares, will be validly issued, fully paid and nonassessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a)

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein, and we disclaim and undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we disclaim and assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities, except as set forth above.

b)

Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relative to fraudulent conveyances, preference and equitable subordination, (ii) general principles or equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

c)

Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

d)

We express no opinion as to the enforceability of any provision in any Warrant Agreement, Subscription Rights Agreement, Unit Agreement or other agreement purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law.

e)

We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Warrant Agreement, Subscription Rights Agreement, Unit Agreement or other agreement which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

f)

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

Very truly yours,

/s/Yaron Sobol

Yaron Sobol, Adv.

Hamburger Evron & Co., Law Office & Notaries

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